As filed with the Securities and Exchange Commission on April 26, 2017
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________
FORM S-8
Registration Statement Under the Securities Act of 1933
___________________
Diebold Nixdorf, Incorporated
(Exact name of registrant as specified in its charter)

Ohio	34-0183970
(State or other jurisdiction	(I.R.S. Employer
of incorporation or organization)	Identification No.)

5995 Mayfair Road, P.O. Box 3077
North Canton, Ohio	44720-8077
(Address of Principal Executive Offices)	(Zip Code)

Diebold Nixdorf, Incorporated 2017 Equity and Performance Incentive Plan
(Full title of the plan)

Jonathan B. Leiken, Esq. Senior Vice President, Chief Legal Officer and Secretary Diebold Nixdorf, Incorporated 5995 Mayfair Road, P.O. Box 3077 North Canton, Ohio 44720-8077

(Name and address of agent for service)

(330) 490-4000

(Telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☑	Accelerated filer	☐
Non-accelerated filer	☐(Do not check if a smaller reporting company)	Smaller reporting company	☐
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.
☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per share(2)	Proposed maximum aggregate offering price(2)	Amount of registration fee
Common Shares, $1.25 par value per share	4,941,117	$28.30	$139,833,611	$16,207

(1)
Represents common shares, par value $1.25 per share (“Common Shares”), of Diebold Nixdorf, Incorporated (the “Registrant”), issuable pursuant to the Diebold Nixdorf, Incorporated 2017 Equity and Performance Incentive Plan (the “Plan”). Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement also covers, in addition to the number shown in the table above, an indeterminate number of such additional Common Shares as may be issued or become issuable pursuant to the anti-dilution provisions of the Plan.

(2)
Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(c) and (h)(1) under the Securities Act, based upon the average of the high and low prices of the Common Shares as reported by the New York Stock Exchange on April 21, 2017, a date within five business days prior to filing.

PART I
INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS
Item 1. Plan Information.
The information required by Item 1 will be included in documents sent or given to participants in the Plan covered by this Registration Statement pursuant to Rule 428(b)(1) under the Securities Act.

Item 2. Registrant Information and Employee Plan Annual Information.
The information required by Item 2 will be included in documents sent or given to participants in the Plan covered by this Registration Statement pursuant to Rule 428(b)(1) under the Securities Act.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3. Incorporation of Documents by Reference.
The following documents previously filed by Diebold Nixdorf, Incorporated (the “Registrant”) with the Securities and Exchange Commission (the “Commission”) are incorporated herein by reference:

(a) The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2016;
(b) The Registrant’s Current Report on Form 8-K filed on February 13, 2017;
(c) The Registrant’s Current Report on Form 8-K filed on February 17, 2017;
(d) The Registrant’s Current Report on Form 8-K filed on February 21, 2017;
(e) The Registrant's Current Report on Form 8-K filed on April 24, 2017; and
(f) The description of the Registrant’s Common Shares contained in the Registrant’s Current Report on Form 8-K (Commission File No. 001-04879), filed with the Commission on August 14, 2013, and all amendments and reports filed with the Commission for the purpose of updating such description;
other than the portions of such documents that by statute or rule, designation in such documents or otherwise are not deemed to be filed with the Commission or are not required to be incorporated by reference.

Until the Registrant files a post-effective amendment to this Registration Statement indicating that all securities offered have been sold, or deregistering all securities then remaining unsold, all documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 shall be deemed to be incorporated by reference into this Registration Statement and to be part of this Registration Statement from the date of filing such documents, other than the portions of such documents that by statute or rule, designation in such documents or otherwise are not deemed to be filed with the Commission or are not required to be incorporated by reference. Any statement contained in a document incorporated or deemed to be incorporated by reference into this Registration Statement shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document that also is or is deemed to be incorporated by reference into this Registration Statement modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. Description of Securities.
Not applicable.

Item 5. Interests of Named Experts and Counsel.
The legality of the Common Shares being offered by this Registration Statement has been passed upon for the Registrant by Mr. Jonathan B. Leiken. Mr. Leiken is the Registrant’s Senior Vice President, Chief Legal Officer and Secretary. Mr. Leiken participates in compensation plans of the Registrant and is eligible to receive awards under the Plan. As of April 26, 2017, Mr. Leiken held 31,985 Common Shares and had outstanding awards under the Registrant’s equity compensation plans with respect to a target number of 133,461 Common Shares.
Item 6. Indemnification of Directors and Officers.
The general effect of the Registrant’s code of regulations is to provide for the indemnification of its directors, officers and employees to the full extent permitted by applicable law, except that such indemnity shall not extend to any matters as to which any director, officer or employee shall be finally adjudged, in any action, suit or proceeding, to be liable for negligence or misconduct in the performance of duties as such director or officer, nor to any settlement made without judgment, unless it be determined by the board of directors that he was not guilty of such negligence or misconduct.
Section 1701.13 of the Ohio Revised Code (the “ORC”), generally permits indemnification of any director, officer or employee with respect to any proceeding against any such person provided that: (a) such person acted in good faith, (b) such person reasonably believed that the conduct was in or not opposed to the best interests of the corporation, and (c) in the case of criminal proceedings, such person had no reasonable cause to believe that the conduct was unlawful. Indemnification may be made against expenses (including attorneys’ fees), judgments, fines and settlements actually and reasonably incurred by such person in connection with the proceeding; provided, however, that if the proceeding is one by or in the right of the corporation, indemnification may be made only against reasonable expenses (including attorneys’ fees) and may not be made with respect to any proceeding in which the director, officer or employee has been adjudged to be liable to the corporation, except to the extent that the court in which the proceeding was brought shall determine, upon application, that such person is, in view of all the circumstances, entitled to indemnity for such expenses as the court shall deem proper. The termination of any proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent does not, of itself, create a presumption that the director, officer or employee did not meet the standard of conduct required for indemnification to be permitted.
Section 1701.13 of the ORC further provides that indemnification thereunder may not be made by the corporation unless authorized after a determination has been made that such indemnification is proper, with that determination to be made (a) by the board of directors by a majority vote of a quorum consisting of directors not parties to the proceedings; (b) if such a quorum is not obtainable, or, even if obtainable, but a quorum of disinterested directors so directs, by independent legal counsel in a written opinion; (c) by the shareholders; or (d) by the court in which the proceeding was brought.
Finally, Section 1701.13 of the ORC provides that indemnification or advancement of expense provided by that Section is not exclusive of any other rights to which those seeking indemnification may be entitled under the articles of incorporation or code of regulations or any agreement, vote of shareholders or disinterested directors or otherwise.
The Registrant maintains insurance on behalf of any person who is or was a director or officer against any loss arising from any claim asserted against him in any such capacity, subject to certain exclusions. The Registrant also maintains fiduciary liability insurance on behalf of any person involved in the management or administration of any employee benefit plan maintained by the Registrant.

Item 7. Exemption from Registration Claimed.
Not applicable.

Item 8. Exhibits.
The Exhibits to this Registration Statement are listed in the accompanying Exhibit Index, which Exhibit Index is incorporated herein by this reference.

Item 9. Undertakings.
The undersigned Registrant hereby undertakes:

(1)    To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (§230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (1)(i) and (1)(ii) of this section do not apply if the registration statement is on Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.
(2)     That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3)     To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4)    That, for the purpose of determining liability under the Securities Act of 1993, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of North Canton, State of Ohio, on April 26, 2017.

Date: April 26, 2017                        DIEBOLD NIXDORF, INCORPORATED
(Registrant)
By:  /s/ Jonathan B. Leiken
Jonathan B. Leiken
Senior Vice President, Chief Legal Officer and Secretary
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Andreas W. Mattes	Chief Executive Officer and Director (Principal Executive Officer)	April 26, 2017
Andreas W. Mattes

/s/ Christopher A. Chapman	Senior Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	April 26, 2017
Christopher A. Chapman

*	Director	April 26, 2017
Jürgen Wunram

*	Director	April 26, 2017
Patrick W. Allender

*	Director	April 26, 2017
Phillip R. Cox

*	Director	April 26, 2017
Richard L. Crandall

*	Director	April 26, 2017
Alexander Dibelius

*	Director	April 26, 2017
Dieter Düsedau

*	Director	April 26, 2017
Gale S. Fitzgerald

*	Director	April 26, 2017
Gary G. Greenfield

*	Director	April 26, 2017
Robert S. Prather, Jr.

*	Director	April 26, 2017
Rajesh K. Soin

*	Director	April 26, 2017
Henry D.G. Wallace

*	Director	April 26, 2017
Alan J. Weber

*
The undersigned, by signing his name hereto, does sign and execute this Form S-8 pursuant to the Powers of Attorney executed by the above-named officers and directors of the Registrant and filed with this Registration Statement on Form S-8 as Exhibit 24.1.

Date: April 26, 2017                        *By:  /s/ Jonathan B. Leiken
Jonathan B. Leiken
Attorney-in-Fact

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

4.1
Amended and Restated Articles of Incorporation - incorporated by reference to Exhibit 3.1(i) to Registrant’s Annual Report on Form 10-K for the year ended December 31, 1994 (Commission File No. 1-4879)

4.2
Certificate of Amendment by Shareholders to Amended Articles of Incorporation - incorporated by reference to Exhibit 3.2 to Registrant’s Form 10-Q for the quarter ended March 31, 1996 (Commission File No. 1-4879)

4.3	Certificate of Amendment to Amended Articles of Incorporation - incorporated by reference to Exhibit 3.3 to Registrant’s Form 10-K for the year ended December 31, 1998 (Commission File No. 1-4879)

4.4	Certificate of Amendment to Amended Articles of Incorporation - incorporated by reference to Exhibit 3.1(i) to Registrant’s Form 8-K filed on December 12, 2016 (Commission File No. 1-4879)

4.5	Amended and Restated Code of Regulations - incorporated by reference to Exhibit 3.1(i) to Registrant’s Form 8-K filed on February 17, 2017 (Commission File No. 1-4879)

4.6	Diebold Nixdorf, Incorporated 2017 Equity and Performance Incentive Plan

5.1	Opinion of Counsel

23.1	Consent of KPMG LLP

23.2	Consent of Counsel (included in Exhibit 5.1)

24.1	Powers of Attorney